UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2016

LYNDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia	000-55301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500 666 Burrard Street Vancouver, British Columbia		V6C 3P6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 629-2991

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2016, at a special meeting (the “Special Meeting”) of the securityholders of Lynden Energy Corp. (“Lynden” or the “Company”), Lynden’s securityholders approved a special resolution (the “Arrangement Resolution”) in respect of the proposed arrangement with Earthstone Energy, Inc. (“Earthstone”), pursuant to which a wholly-owned subsidiary of Earthstone (“Earthstone Acquisition”) will acquire all of the outstanding shares of common stock of Lynden, and Earthstone Acquisition and Lynden will amalgamate with Lynden surviving the amalgamation as a wholly-owned subsidiary of Earthstone (the “Arrangement”) as part of a plan of arrangement (the “Plan of Arrangement”).

The approval of the Arrangement required the affirmative vote of at least two-thirds of the votes cast on the Arrangement Resolution by Lynden shareholders and optionholders present in person or represented by proxy and entitled to vote at the Special Meeting voting as one class. The proposal to approve any motion to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies was not submitted for a vote.

Set forth below are the number of votes cast for and against the Arrangement Resolution and the number of abstentions. No shareholders of Lynden exercised dissent rights provided under the Plan of Arrangement.

Proposal 1: To approve a special resolution in respect of the Arrangement, a copy of which is attached as Annex A to Lynden’s joint proxy and information statement/circular filed with the Securities and Exchange Commission on April 1, 2016.

Votes For	Votes Against	Abstentions
69,339,871	154,490	41,095

Item 8.01 Other Items.

On May 12, 2016, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Lynden Energy Corp. dated May 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Colin Watt
President, Chief Executive Officer, Corporate Secretary and Director

Dated: May 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Lynden Energy Corp. dated May 12, 2016

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